EXHIBIT 10.1


September ___, 2004



International Card Establishment, Inc.
William Lopshire, Esq.
300 Esplanade Dr.
Suite 1950
Oxnard, CA 93030

NEOS Liquidating, LLC



and

Stockholders of NEOS Merchant Solutions, Inc.

                  Re: LOCK-UP AGREEMENT

         Each of the undersigned, constituting certain of the officers and directors and also holders of 5% or greater of the shares of common stock of International Card Establishment, Inc., a Delaware corporation (the "Company"), in consideration of the acquisition of NEOS Merchant Solutions, Inc. by the Company (the "Merger") pursuant to a certain Agreement and Plan of Merger (the "Merger Agreement") by and between the Company, Ice Sub Inc., a Nevada corporation and wholly-owned subsidiary of the Company, and NEOS Merchant Solutions, Inc., and for other good and valuable consideration, hereby agrees with NEOS Liquidating, LLC, a California limited liability company (the "Trust"), the Company and the stockholders referred to in Schedule A attached the Merger Agreement that for a period of twenty-four (24) months commencing with the effective time of the Merger, the undersigned will not undertake the following, whether any such transaction described below is to be settled by delivery of the Company's Common Stock or other securities, in cash or otherwise:

     o sell, offer for sale, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future
          of) any of shares of Common Stock of the Company (including, without limitation, shares of the Company's Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of the Company's Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock owned by the undersigned at the effective time of the Merger (the "Subject Shares"); or

     o enter into any swap or other derivative transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Subject Shares.

NEOS Liquidating, LLC
International Card Establishment, Inc.
Stockholders of NEOS Merchant Solutions, Inc.
September ___, 2004
Page 2


         Each of the undersigned agrees not to make any private transfers of any of the Subject Shares unless the transferee agrees in writing to be bound by the restrictions of this letter agreement.

         Notwithstanding anything contained hereinabove to the contrary, the terms and conditions of this letter agreement shall terminate, automatically and without further notice, if the Company files any registration statement pursuant to the Securities Act of 1933, as amended, which provides for the sale of any securities and/or any of the stockholders referred to on Schedule A of the Merger Agreement are selling stockholders when said registration statement becomes effective.

         Each of the undersigned further agrees that the Company will instruct the Transfer Agent of the lock-up restrictions and cause it to note these restrictions on its transfer books on any certificate or warrant that it may issue and that the shares and/or warrants/options will not be released unless consented to by the Trust, the Company and Company counsel.

         Each of the undersigned hereby represents and warrants that he has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Unless waived by a majority of the stockholders referred to in Schedule A of the Merger Agreement, any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of each of the Undersigned.

Sincerely,



STOCKHOLDER                   SIGNATURE                        NUMBER OF SHARES

Jonathan Severn        ______________________________             2,290,913

William Lopshire       ______________________________               545,455

Charles Salyer         ______________________________               800,001


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